POWER OF ATTORNEY
The undersigned, GIANLUIGI GABETTI, in his
capacity as Accamandatario (i.e., General
Partner) of Giovanni Agnelli e C. S.a.a., an
Italian limited partnership represented by
shares, hereby constitutes and appoints Ernest
Rubenstein, Peter J. Rothenberg and Richard S.
Borisoff of Paul, Weiss, Rifkind, Wharton &
Garrison, New York, New York, and each of them,
severally, with full power of substitution, his
true and lawful attorneys-in-fact and agents, in
any and all capacities, with full power and
authority to act in his name and place on his
behalf with respect to all matters relating to or
in connection with the acquisition, ownership and
sale or other disposition by EXOR GROUP S.A., a
Luxembourg corporation, or any of its existing or
future affiliates of direct or indirect interests
in any entity (incorporated or unincorporated) or
in any assets or properties (tangible or
intangible) of any such entity, and to take all
actions and execute and deliver all instruments
and documents incidental or ancillary thereto,
including, but not limited to, the certificates,
notices or agreements necessary or appropriate to
be executed in connection therewith and any
reports to be filed with the United States
Securities and Exchange Commission pursuant to
Sections 13(d), 13(g) and 16 of Securities
Exchange Act of 1934, as amended, and to file any
such other reports, documents and certificates
with any state, local or other agencies and
instrumentalities and other persons with which
such other reports, documents or certificates are
required to be filed or delivered, granting unto
said attorneys-in-fact and agents full power and
authority to do and perform each and every act
and thing requisite and necessary to be done in
and about the premises, as fully to all intents
and purposes as he might or could do in person,
hereby ratifying and confirming all that said
attorneys-in-fact and agents, or other
substitutes, may lawfully do or cause to be done.
/s/  Gianluigi Gabetti
Gianluigi Gabetti
Date: December 15, 1995




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GabettiPOA.txt


GabettiPOA.txt